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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To:  TheStreet.com, Inc.



    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.



                                          /s/ ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP



New York, New York
May 15, 2001